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                                                                     Exhibit 4.3

                     PROMISSORY NOTE MODIFICATION AGREEMENT
                     --------------------------------------

           THIS INSTRUMENT, entered into as of this 9th day of May 2002, by and between VillageEDOCS. ("Borrower") and Joan P. Williams and C. Alan Williams (together, the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, the Lender is the holder of that certain promissory notes (the "Notes") from Borrower, a schedule of which is attached as Exhibit A, which Notes represents working capital advances made for the benefit of Borrower by Lender; and

           WHEREAS, said Notes provide that at the option of Lender such Notes are convertible into equity securities of the Borrower; and

           WHEREAS, the original due date of said Notes are listed on Exhibit A; and

           WHEREAS, as an inducement for Lender to extend the due date of the Notes, and to provide additional financing to Borrower, the parties have agreed that the Borrower shall grant the Lender a perfected security interest in all assets of the Borrower as security for the obligations under the Notes.

           NOW, THEREFORE, in consideration of One Dollar ($1.00) paid by Borrower and other good and valuable consideration, receipt of which is acknowledged by Lender, the parties agree as follows:

           1.   Recitals.  The above recitals are true and correct and are
                --------
incorporated herein by reference.

           2.   Additional Security. In consideration of the Lender's extending
                -------------------
credit and other financing accommodations to Borrower, the Borrower hereby agrees that the Notes are secured by a certain Security Agreement entered into between Borrower and Lender as of May 9, 2002, which Security Agreement grants to Lender a security interest in all of the Borrower's assets.

           3.   Piggyback Registration Right. In further consideration of the
                ----------------------------
Lender's extending credit and other financing accommodations to Borrower, the Borrower hereby agrees that with respect to all previously unregistered shares of common stock held by the Borrower, whether issued for cash or for conversion of the Notes ("Registrable Securities), if the Borrower shall determine to register any of its shares of Common Stock for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Borrower will:

                (a)  promptly give to Lender written notice thereof; and

                (b) use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by Lender within Twenty (20) days after the written notice from the Borrower is given. Such written request may specify all or a part of Lender's Registrable Securities,

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           and shall specify that the Lender's Registrable Securities are intended to be sold in a public distribution.

If the registration of which the Borrower gives notice is for a registered public offering involving an underwriting, the Borrower shall so advise the Lender as a part of the written notice. In such event, the right of the Lender to registration pursuant to this agreement shall be conditioned upon Lender's participation in such underwriting and the inclusion of the Lender's Registrable Securities in the underwriting to the extent provided herein. The Lender shall (together with the Borrower) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Borrower.

Notwithstanding any other provisions of this agreement, if the representative of the underwriters advises the Borrower in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Borrower shall so advise the Lender, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Borrower for securities being sold for its own account and thereafter to the Lender, pro rata with any other holders of Common Stock having registration rights. If the Lender does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Borrower or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Borrower shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata amongst those persons requesting inclusion.

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 hereof shall be borne by the Borrower. In the case of each registration effected by the Borrower pursuant to this agreement, the Borrower will keep Lender advised in writing as to the initiation of each registration and as to the completion thereof, at its expense, the Borrower will use its best efforts to:

                (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Lender has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-days period shall be extended for a period of time equal to the period the Lender refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Borrower; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a

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           continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Lender from time to time may reasonably request;

                (d) Notify the Lender at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Lender, prepare and furnish to the Lender a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

                (e) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

The Borrower will indemnify Lender with respect to which registration, qualification, or compliance has been effected pursuant to this agreement against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Borrower of the Securities Act or any rule or regulation thereunder applicable to the Borrower and relating to action or inaction required of the Borrower in connection with any such registration,

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qualification, or compliance, and will reimburse the Lender for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Borrower will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Borrower by the Lender and stated to be specifically for use therein. It is agreed that the indemnity provision contained in this agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Borrower (which consent has not been unreasonably withheld).

The Lender will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Borrower, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Borrower's securities covered by such a registration statement, each person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Borrower and its directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Borrower by the Lender and stated to be specifically for use therein; provided, however, that the obligations of the Lender hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Lender (which consent shall not be unreasonably withheld).

Each party entitled to indemnification under this agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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If the Indemnification provided for in this agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

The Lender shall furnish to the Borrower such information regarding the Lender and the distribution proposed by the Lender as the Borrower may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in Section 2.

The registration rights granted to the Lender herein may not be assigned, transferred or otherwise conveyed and shall not be transferred to the purchaser of any shares of Common Stock held by the Lender, except upon the prior written consent of the Borrower.

           4.   Miscellaneous.
                -------------

                (a) Except as specifically modified hereby, all terms of the Notes, as modified, are ratified and confirmed. Specifically, Borrower and Lender agree to modify the due date of the Notes such that the Notes and any interest accrued thereon shall be repaid at the Lender's option, whenever one of the following events occurs:

                      i. A controlling interest in the Borrower is acquired by a third party; or

                      ii.  October 31, 2005; or

                      iii. The Borrower receives net cash proceeds from an
                           equity financing of $3,000,000 or more subsequent to the date of this Promissory Note Modification Agreement.

Additionally, Borrower and Lender agree that any payment pursuant to the Notes shall first be credited to principal and the interest upon that portion of principal so credited shall thereupon

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cease. Whatever remains after the amount of such principal is deducted from such payment shall be applied to the interest balance due.

Additionally, Borrower and Lender agree that if any payment of principal of and/or accrued interest on the Notes is not paid as and when due and payable hereunder, it shall thereupon accrue, and Borrower hereby expressly agrees to pay as liquidated damages and not as a penalty, interest on the remaining unpaid balance of principal and accrued but unpaid interest at the rate stated on the Notes until all unpaid first principal and second interest is paid in full.

Additionally, Borrower and Lender agree that any payments of interest or principal made by Borrower to Lender prior to June 31, 2002 will not be subject to Borrower obtaining a waiver from any other entity.

Additionally, Borrower and Lender agree that all or part of the unpaid principal or accrued and unpaid interest of the Notes is convertible into the Borrower's Common Stock at any time at the option of Lender at a conversion price equal to the lower of $2.50 or the average of the Borrower's Common Stock closing bid price on the OTC:BB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Lender delivers written notice of his conversion election to Borrower. Partial conversions shall be allowed and upon a full conversion the Notes shall be deemed satisfied and paid in full.

                (b) Borrower acknowledges that the Notes, as modified, are in full force and effect and are binding upon it, its successors and assigns without any right or claim of offset other sum due. Lender expressly reserves all rights against Borrower.

                (c) Borrower has caused this Promissory Note Modification Agreement to be executed by its duly authorized officer.


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           IN WITNESS WHEREOF, the undersigned have signed and sealed this
Agreement the day and year first above written.


WITNESSES:                           BORROWER:
                                     VillageEDOCS.


                                     By:  /s/ K. Mason Conner
----------------------------             ---------------------------------------
                                              K. Mason Conner

                                     Its:  President and Chief Executive Officer
----------------------------

                                     LENDER:

                                     Joan P. Williams and C. Alan Williams


                                     By:  /s/ Joan P. Williams
                                          --------------------------------------
                                              Joan P. Williams

                                     By:  /s/ C. Alan Williams
                                          --------------------------------------
                                              C. Alan Williams

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